UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 23, 2016

Global Boatworks Holdings, Inc.

(Exact name of registrant as specified in its charter)

                              Florida

                         333-205604

                             47-1106175

(State or other jurisdiction of incorporation)      (Commission File Number)      (I.R.S. Employer Identification No.)

2637 Atlantic Blvd., #134 Pompano Beach, Fl 33062

(Address of principal executive offices) (Zip Code)

(954) 934-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Global Boatworks Holdings, Inc. is referred to herein as “the Company”, “us”, “we” or “our”.

Section 1 - Registrant’s Business and Operations Item 1.01 Entry into a Material Definitive Agreement.

Effective February 16, 2016, we entered into an agreement (the “Agreement) with StockVest, Inc., a Florida corporation. The agreement was amended on March 1, 2016. As amended StockVest agreed to provide us with services from March 12, 2016 until June 12, 2016, in exchange for $500 and one hundred fifty thousand (150,000) shares of our restricted common stock.  These shares represent approximately two (2) percent of the common shares outstanding.

Under the terms of the Agreement, StockVest is to provide us with the following services:

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Creation of marketing and promotional materials.

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A 90 day Internet feature profile on StockVest.com

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Showcased in the StockVest NewsLetter

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Distribution of a one page corporate profile

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StockVest will speak to accredited investors about the Company and its business and operations.

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StockVest will contact its VIP accredited investor list by phone letting them know about the Company and its operations.

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StockVest will make introductions to accredited investors.

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StockVest will help dissemination of Company news to media outlets to assure that press releases are seen by a much wider audience for maximum visibility, and

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StockVest will send periodic email to its database of double opt in accredited investors giving them additional information and updates about the Company.

The Agreement requires that StockVest provide accurate and true information to the investing public without limitation in connection with its services. Additionally, StockVest is required to comply with: (a) the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”); (b) the disclosure obligations of the Securities and Exchange Act of 1934, as amended (“Exchange Act”); (c) Section 17(b) of the Securities Act of 1933 and (d) the anti-fraud provisions of the Securities Act and Exchange Act. In connection with its services, StockVest is required to disclose its compensation as required by Section 17(b) of the Securities Act.

Section 9          Financial Statements and Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Boatworks Holdings, Inc.

(Registrant)

Date: March 1, 2016

By:  /s/ Robert Rowe

Chief Executive Officer, President, Treasurer and Director

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